                                                                EXECUTION COPY

                                                                   EXHIBIT 10.39

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                                   $27,500,000

                         FACILITY AND GUARANTY AGREEMENT


                                      AMONG


                           AMERUS LIFE HOLDINGS, INC.

                       THE FIRST NATIONAL BANK OF CHICAGO,
                                    AS AGENT

                                       AND

                   THE FINANCIAL INSTITUTIONS SIGNATORY HERETO


                                   DATED AS OF


                                FEBRUARY 12, 1999

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
                                TABLE OF CONTENTS

                                                                                                                 PAGE
ARTICLE I             DEFINITIONS.................................................................................1

ARTICLE II            AMOUNTS AND TERMS OF THE LOANS..............................................................9
         2.01         The Loans...................................................................................9
         2.02         Notes......................................................................................10
         2.03         Disbursement of Funds......................................................................11
         2.04         Distribution of Payments...................................................................11
         2.05         Funding Indemnity..........................................................................11

ARTICLE III           CONDITIONS PRECEDENT.......................................................................14
         3.01         Conditions to Obligations to Make Initial Loans............................................14
         3.02         Conditions to All Loans....................................................................16
         3.03         Additional Conditions to Incremental Loans.................................................16

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................16
         4.01         Representations and Warranties of the Company..............................................16

ARTICLE V             COVENANTS OF THE COMPANY...................................................................19
         5.01         Covenants..................................................................................19

ARTICLE VI            PROGRAM EVENTS OF DEFAULT; ACCELERATION....................................................20
         6.01         Program Events of Default..................................................................20
         6.02         Acceleration...............................................................................23

ARTICLE VII           GUARANTY...................................................................................23
         7.01         Guaranty of Payment........................................................................23
         7.02         Acceptance of Guaranty; No Setoffs.........................................................23
         7.03         Nature of Guaranty; Continuing, Absolute and Unconditional.................................23
         7.04         Dealings With Borrowers....................................................................25
         7.05         Subrogation................................................................................25
         7.06         No Collateral..............................................................................25
         7.07         Rights To Payments, Etc....................................................................25
         7.09         Miscellaneous..............................................................................26

ARTICLE VIII          THE AGENT..................................................................................27
         8.01         Appointment; Nature of Relationship........................................................27
         8.02         Powers.....................................................................................27
         8.03         General Immunity...........................................................................27
         8.04         No Responsibility for Loans, Recitals, etc.................................................27


                                       i
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
         8.05         Action on Instructions of Lenders..........................................................28
         8.06         Employment of Agents and Counsel...........................................................28
         8.07         Reliance on Documents; Counsel.............................................................28
         8.08         Agent's Reimbursement and Indemnification..................................................28
         8.09         Notice of Default..........................................................................29
         8.10         Rights as a Lender.........................................................................29
         8.11         Lender Credit Decision.....................................................................29
         8.12         Successor Agent............................................................................29
         8.13         Notes......................................................................................30
         8.14         Agent's Fee................................................................................30
         8.15         Delegation to Affiliates...................................................................30

ARTICLE IX            RATABLE PAYMENTS...........................................................................31
         9.01         Ratable Payments...........................................................................31

ARTICLE X             BENEFIT OF AGREEMENT;
                      ASSIGNMENTS; PARTICIPATIONS................................................................31
         10.01        Successors and Assigns.....................................................................31
         10.02        Participations.............................................................................31
         10.03        Assignments................................................................................32
         10.04        Dissemination of Information...............................................................33
         10.05        Tax Treatment..............................................................................33

ARTICLE XI            NOTICES....................................................................................33
         11.01        Giving Notice..............................................................................33
         11.02        Change of Address..........................................................................34

ARTICLE XII           MISCELLANEOUS..............................................................................34
         12.01        Amendments.................................................................................34
         12.02        Preservation of Rights.....................................................................35
         12.03        Survival of Representations................................................................35
         12.04        Governmental Regulation....................................................................35
         12.05        Headings...................................................................................35
         12.06        Entire Agreement...........................................................................35
         12.07        Several Obligations; Benefits of this Agreement............................................35
         12.08        Expenses; Indemnification..................................................................35
         12.09        Numbers of Documents.......................................................................37
         12.10        Severability of Provisions.................................................................37
         12.11        Nonliability of Lenders....................................................................37
         12.12        CHOICE OF LAW..............................................................................37
         12.13        CONSENT TO JURISDICTION....................................................................38
         12.14        WAIVER OF JURY TRIAL.......................................................................38
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
         12.15        Disclosure.................................................................................38
         12.16        Withholding Tax Exemption..................................................................38
         12.17        Execution in Counterparts..................................................................39


































                                      iii
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                                                                            PAGE



















                                       iv
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                                       v

                                    EXHIBITS


         Exhibit A        -        Promissory Note
         Exhibit B        -        Agent Letter of Direction
         Exhibit C        -        Roney Letter of Direction and Authorization
         Exhibit D-1      -        Notice of Borrowing
         Exhibit D-2      -        Notice of Borrowing (Conversion Date)


                                    SCHEDULES


         Schedule 1.01    -        Interest Payment Dates
         Schedule 2.05(A) -        Fixed Reference Rates
         Schedule 2.05(B) -        Zero Coupon Methodology
         Schedule 2.05(C) -        Early Payment Fee

                         FACILITY AND GUARANTY AGREEMENT


         THIS FACILITY AND GUARANTY AGREEMENT, dated as of February 12, 1999, is by and among AMERUS LIFE HOLDINGS, INC., an Iowa corporation (the "Company"), the Lenders and THE FIRST NATIONAL BANK OF CHICAGO, individually and as Agent for the Lenders hereunder.

                                R E C I T A L S:

         A. The Company has requested the Lenders to make advances to certain managers and executives (the "Program Participants") of the Company and its Subsidiaries in the aggregate principal amount of up to $27,500,000, the proceeds of which will be used by the Program Participants to purchase Common Stock and ACES pursuant to the Stock Purchase Program. The Company has also requested the Lenders to make Incremental Loans to Program Participants.

         B. By virtue of the Program Participants' services to the Company and its Subsidiaries, the Company has derived and will continue to derive substantial benefits. The Company believes that the ownership of Common Stock and ACES by the Program Participants which will be facilitated by the Loans will provide incentive to the Program Participants in performing their jobs so as to more closely align the interests of the Program Participants with those of the stockholders of the Company and thus confer significant benefits upon the Company.

         C. It is a condition precedent to the obligation of the Lenders to make advances to the Program Participants that the Company shall have executed and delivered this Agreement, thereby guaranteeing the Loans. The Lenders are willing to extend the Loans in reliance upon the Guaranty and, in good faith, have not relied upon any Margin Stock as collateral in extending or maintaining the Loans.

         D. The Company desires to execute this Agreement to satisfy the condition described in the preceding paragraph and to induce the Lenders to make the Loans contemplated hereby, and the Lenders desire to make the Loans to the Program Participants only on the terms and subject to the conditions set forth herein and in the other Loan Documents.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "2.05(A) Information" has the meaning set forth in Section 2.02(b).

         "ACES" means the 7.00% Adjustable Conversion-rate Equity Security Units issued by the Company pursuant to that certain Prospectus Supplement dated July 21, 1998.

         "Advance" means, with respect to any Lender, such Lender's pro-rata portion of any Loan.

         "Agent" means First Chicago in its capacity as agent for the Lenders pursuant to Article VIII hereof, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article VIII hereof.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders.

         "Agreement" means this Facility and Guaranty Agreement as from time to time amended, supplemented, restated or otherwise modified and in effect.

         "AmerUs Life" shall mean AmerUs Life Insurance Company, a stock life insurance company.

         "Authorization" means a Letter of Direction and Authorization to Roney in the form of Exhibit C hereto executed by a Borrower.

         "Authorized Officer" means the President, Chairman, Chief Executive Officer, any other executive vice president or senior vice president of the Company, acting singly.

         "Borrower Account" has the meaning set forth in Section 4 of the Note.

         "Borrower Amount" means, with respect to a Borrower, the maximum aggregate principal amount of Loans (other than Incremental Loans) which may be made to such Borrower, as specified by the Company pursuant to the second sentence of Section 2.01(a), as from time to time reduced pursuant to the third sentence of such Section.

         "Borrower Base Amount" means, with respect to a Borrower, an amount equal to its Borrower Amount minus its Borrower Option Amount.

         "Borrower Event of Repayment" has the meaning set forth in Section 6 of the Note.

         "Borrower Option Amount" means, with respect to a Borrower, that portion of the Borrower Amount of such Borrower designated by the Company in accordance with the second sentence of Section 2.01(a) as being for the purpose of funding the exercise of options to acquire Common Stock.

         "Borrowers" has the meaning set forth in Section 2.01(a).

         "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities and on which dealings in United States Dollars are carried on in the London interbank market.

         "Change of Control" shall mean the occurrence of any of the following events: (i) the Company shall cease to own, directly, or indirectly through Wholly-Owned Subsidiaries, 100% of the issued and outstanding voting stock of AmerUs Life ordinarily entitled to vote for the election of directors, or any other class of stock of AmerUs Life of which the Company owns 50% or less shall become entitled to elect a majority of AmerUs Life's board of directors; (ii) failure of Group at any time to own a majority of the voting shares of the Company as determined pursuant to Section 521A.14 of the Iowa Code other than as a result of a transaction or series of transactions effecting the demutualization of American Mutual Holding Company; or (iii) during any period of 25 consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders or members, as the case may be, of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;

         "Closing Date" means February 16, 1999.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the commitment of such Lender to make Loans pursuant hereto not in the aggregate exceeding the amount set forth opposite such Lender's name on the signature page hereto.

         "Common Stock" means the Company's Class A common stock, no par value per share.

         "Company" has the meaning set forth in the introduction hereto.

         "Conversion Date" has the meaning set forth in Section 2.02(b).

         "Current Payment Rate" means a rate of interest, determined on the basis of a year of 360 days, equal to $0.40 divided by the weighted average cost of Shares of Common Stock purchased by Roney pursuant to the Authorizations.

         "Dollars" and the sign $ each means lawful currency of the United States of America.

         "Early Payment Fee" has the meaning set forth in Section 2.05(a).

         "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States of America, or any State thereof, and having total assets in excess of $10,000,000,000; or (ii) a commercial bank which is organized under the laws of any other country, and which has total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America.

         "Existing Credit Agreement" means that certain Credit Agreement dated as of October 23, 1997 by and among the Company, as borrower, the financial institutions parties thereto in their capacities as lenders thereunder, The Chase Manhattan Bank, as administrative agent, as in effect on the date hereof (giving effect to the amendments and consents dated as of May 30, 1997, May 20, 1998, June 22, 1998, October 2, 1998 and December 4, 1998 but without giving effect to any future amendments, supplements, modifications or waivers of the terms thereof unless consented to in writing by the Required Lenders and without giving effect to any future termination thereof).

         "First Chicago" means The First National Bank of Chicago, in its individual capacity, and its successors.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Group" shall mean AmerUs Group Co., an Iowa corporation.

         "Guaranty" means the provisions of Article VII hereof and the rights and obligations of the Company thereunder.

         "Guaranteed Debt" has the meaning set forth in Section 7.01.

         "Incremental Loan" means, with respect to a Borrower, the Loans to such Borrower described in the second sentence of Section 2.01(a) in an amount not in excess of such Borrower's Shortfall Amount, and "Incremental Loans" means all such Loans collectively.

         "Indebtedness" of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under Interest Rate Protection Agreements and (g) all Contingent Obligations of such Person with respect to any of the foregoing; provided, that

Indebtedness shall not include (w) obligations of the Company or any of its Subsidiaries described in clauses (x) or (y) of the definition of "Subsidiary",
(x) trade payables (including payables under insurance contracts and reinsurance payables) and accrued expenses, in each case arising in the ordinary course of business and (y) obligations with respect to Policies. For purposes hereof, the terms "GAAP", "Capitalized Lease Obligations", "Interest Rate Protection Agreements", "Contingent Obligations", and "Policies" shall have the meanings ascribed to them by the Ongoing Credit Agreement.

         "Initial Loans" means Loans made on the Closing Date in the aggregate amount of $4,499,750 to fund the purchase of 219,500 ACES from Morgan Stanley & Co., Incorporated.

         "Interest Payment Date" means the Conversion Date and each of the dates set forth on Schedule 1.01 attached hereto following the Conversion Date.

         "Interest Rate" means the rate of interest applicable to the Loans on and after the Conversion Date. Such rate shall be the fixed rate of interest agreed upon by the Company and the Lenders pursuant to the first sentence of
Section 2.02(b) unless no such rate is agreed upon, in which case the Interest Rate shall be the floating rate of interest set forth in the third sentence of
Section 2.02(b).

         "Lenders" means the lending institutions listed on the signature pages to this Agreement and their respective successors and assigns.

         "Lending Installation" means with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

         "Letter of Direction" means a letter of direction to the Agent in the form of Exhibit B hereto executed by a Borrower.

         "Lien" has the meaning ascribed to it by the Ongoing Credit Agreement.

         "Loan" means the sum of the amounts advanced to a Borrower by the Lenders pursuant to Section 2.01 and "Loans" means all such Loans collectively.

         "Loan Documents" means this Agreement, each Note, each Letter of Direction, each Authorization, and any and all other documents or agreements executed in connection with this Agreement and contemplated hereby or thereby and executed by the Company or any Borrower in favor of the Agent or any Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time and in effect.

         "Margin Stock" has the meaning ascribed to it by Regulation U.

         "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

         "Material Subsidiary" means a direct or indirect Subsidiary of the Company which meets any of the following conditions: (i) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the Company's most recently completed fiscal year; (ii) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the Company's most recently completed fiscal year; or (iii) the Company's and its other Subsidiaries' equity in the income from continuing operations of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated for the Company's most recently completed fiscal year.

         "Maturity Date" means (a) March 5, 2004 if the Conversion Date is on or prior to June 6, 1999, (b) June 7, 2004 if the Conversion Date is between June 7, 1999 and September 7, 1999, inclusive, and (c) September 8, 2004 if the Conversion Date is after September 7, 1999.

         "Note" means a master promissory note in the form of Exhibit A hereto executed by a Borrower in an original principal amount equal to such Borrower's Borrower Amount, and "Notes" means, collectively, all such promissory notes, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time and in effect.

         "Notice of Assignment" has the meaning set forth in Section 10.03(b).

         "Notice of Borrowing" means a notice of borrowing in the form of Exhibit D-1 or D-2 hereto.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and Early Payment Fees and all expenses, reimbursements, indemnities and other obligations of the Company or any Borrower to the Lenders or any Lender, the Agent or any indemnified party hereunder or under any Loan Document if such expense, reimbursement, indemnity or obligation arises under or pursuant to such Loan Documents.

         "Ongoing Credit Agreement" means that certain Credit Agreement dated as of October 23, 1997 by and among the Company, as borrower, the financial institutions parties thereto in their capacities as lenders thereunder, The Chase Manhattan Bank, as administrative agent, as in effect on the date hereof (giving effect to the amendments and consents dated as of May 30, 1997, May 20, 1998, June 22, 1998, October 2, 1998 and December 4, 1998), as from time to time amended or restated.

         "Option Amount" means the sum of the Borrower Option Amount for all Borrowers.

         "Option Loans" means Loans (other than Incremental Loans) made on the Conversion Date, the proceeds of which are utilized to fund the exercise of options to purchase Common Stock.

         "Participants" has the meaning provided in Section 10.02(a) hereof.

         "Person" means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Program Event of Default" has the meaning set forth in Section 6.01.

         "Pro-rata" means when used with respect to a Lender, and any described aggregate or total amount, an amount equal to said Lender's pro-rata share or portion based on its percentage of the aggregate outstanding principal amount of outstanding Notes, or, if no such principal amount is outstanding, based on its percentage of the Aggregate Commitment.

         "Purchaser" has the meaning set forth in Section 10.03(a).

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks or other Persons for the purpose of purchasing or carrying margin stocks.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks.

         "Reimbursement Agreement" means an agreement entered into between the Company and a Borrower in connection with his/her Loans relating to his/her obligation to reimburse the Company for amounts paid to the Lenders in respect of such Borrower pursuant to the Guaranty, as from time to time amended in the sole discretion of the Company.

         "Reimbursement Obligations" means, with respect to any Borrower, all obligations of such Borrower to the Company which now exist or may arise out of or in connection with the Guaranty or the performance by the Company of its obligations thereunder, including all such obligations under his/her Reimbursement Agreement.

         "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the then aggregate unpaid principal amount of all Loans or, if no such principal amount is then outstanding, Lenders in the aggregate holding at least 66-2/3% of the Aggregate Commitment.

         "Roney" means Roney & Co., which has been selected by the Company in its sole discretion as a broker to facilitate the orderly purchase of shares of Common Stock and ACES under the Stock Purchase Program.

         "Shortfall Amount" means, with respect to any Borrower, the amount of interest which has accrued on such Borrower's Loans up to but excluding the Conversion Date less the amount of all payments made in respect of such accrued interest on or prior to the Business Day next following the Subscription Date.

         "Stock Purchase Program" means the AmerUs Life Holdings, Inc. Executive Stock Purchase Plan adopted by the Board of Directors of the Company on November 13, 1998, entitling certain managers and executives of the Company and its Subsidiaries to purchase Common Stock and ACES of the Company, as such Stock Purchase Program may be amended, supplemented, restated or otherwise modified from time to time in the sole discretion of the Company.

         "Subscription Date" has the meaning set forth in Section 2.02(b).

         "Subsidiary" of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity or voting interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Company; provided that, notwithstanding the foregoing provisions of this definition, any grantor trust or limited liability company established by the Company and/or its Subsidiaries in order to effectuate the lease/leaseback transaction with Linzer Elektrizitats-, Fernwarme- und Verkehrsbetriebe Aktiengesellschaft ("ESG") with respect to a cogeneration facility in Linz, Austria as described in the summary of terms and structure delivered to the Administrative Agent and the Banks prior to the Fourth Amendment Effective Date (all as defined in the Existing Credit Agreement), and any trust or limited liability company formed by the Company and/or its Subsidiaries after the Fourth Amendment Effective Date to effectuate transactions with ESG or any other Person in which the Indebtedness of the Company and its Subsidiaries incurred in connection therewith is comprised solely of (x) obligations which are non-recourse to the Company or any of its Subsidiaries and (y) other obligations which are or will be 100% defeased by U.S. Government obligations (each such transaction, including the lease/leaseback with ESG, a "Permitted Transaction"), shall not constitute Subsidiaries for purposes of this Agreement.

         "Transferee" has the meaning set forth in Section 10.04.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Program Event of Default.

         "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The words "herein," "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. References to "Articles," "Sections," "subsections," "paragraphs," "Exhibits", "clauses" and "Schedules" in this Agreement shall refer to Sections, subsections, paragraphs, Exhibits, clauses and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons. Any term which is stated to be used herein with the same meaning as set forth in the Existing Credit Agreement or Ongoing Credit Agreement, as applicable, shall be deemed to incorporate herein any other definitions from the Existing Credit Agreement or Ongoing Credit Agreement, as applicable, which comprise part of the definition of such term.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

         2.01     The Loans.

         (a) Each Lender severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make Loans from time to time on and after the Closing Date to and including the Conversion Date to individual Program Participants (such Program Participants who request and obtain a Loan hereunder are referred to as a "Borrower" individually and as the "Borrowers" collectively), severally and not jointly, in amounts not to exceed in the aggregate the amount of its respective Commitment; provided that no Loans (other than Option Loans and Incremental Loans) may be made after the Subscription Date and Option Loans shall be made only on the Conversion Date. Each Lender also severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make a Loan to each Borrower on the Conversion Date in an amount not in excess of such Lender's Pro-rata share of the Shortfall Amount of such Borrower; provided, however, that the aggregate amount of all Loans (other than Incremental Loans) shall not exceed $25,000,000 and the aggregate amount of all Incremental Loans shall not exceed $2,500,000. Each of the Borrowers and the Borrower Amount of such Borrower shall be identified in a writing separately delivered by the Company to the Agent at least one Business Day prior to the Closing Date, which writing shall specify that portion, if any, of such Borrower Amount which is for the purpose of funding the exercise of options to acquire Common Stock. Such maximum aggregate principal amount for any Borrower may be reduced from time to time by the Company by written notice of the amount of such reduction from the Company to the Agent delivered on or prior to the Subscription Date. No amount of the Loans which are repaid or prepaid by the Borrowers may be reborrowed hereunder.

         (b) Except as the Company and the Lenders may otherwise agree, all Loans shall be made in accordance herewith and with the terms of the Notes in up to eight draws on or prior to the Subscription Date and two draws (one in respect of Option Loans and one in respect of Incremental Loans) on the Conversion Date. No Lender shall be obligated to make a Loan to a Borrower unless the Borrower Amount of such Borrower is equal to or greater than $100,000. The Loans to a Borrower hereunder shall consist of Loans made to such Borrower from the several Lenders on a Pro-rata basis. The aggregate Loans made by the Lenders on any borrowing date shall be allocated among the Borrowers ratably relative to (i) the Borrower Base Amount of each Borrower in the case of Loans made on or prior to the Subscription Date, (ii) the Borrower Option Amount of each Borrower in the case of the Option Loans made on the Conversion Date and
(iii) the Shortfall Amount of each Borrower in the case of the Incremental Loans made on the Conversion Date.

         2.02     Notes.

         (a) The Loans made to each Borrower, and such Borrower's obligation to repay such Loans, shall be evidenced by a single Note issued by such Borrower to the Agent (for the benefit of all of the Lenders sharing in the Loans to such Borrower), which shall provide, among other things, that (i) such Note shall mature, and the outstanding principal amount thereof and the unpaid accrued interest thereon shall be due and payable, on the Maturity Date, (ii) such Borrower shall pay interest on the unpaid principal amount of such Loans made to such Borrower at the rates as provided in the Note from the date of such Loans until such principal amount is paid in full, payable to the Agent, for the benefit of the Lenders, in arrears on each Interest Payment Date, (iii) such Note shall be prepayable at the option of the Borrower only as and to the extent provided in the Note and (iv) any such prepayments shall be subject to the payment of an Early Payment Fee and related fees as set forth in the Note. All interest payments and prepayments in respect of any Loan shall be applied by the Agent among the Lenders on a Pro-rata basis (based on each Lender's Pro-rata share of the outstanding principal amount thereof).

         (b) Promptly after the earlier to occur of (a) the date designated as the "Subscription Date" by the Company in a writing to the Agent delivered on or prior to such designated date or (b) September 30, 1999 (such earlier date hereinafter being referred to as the "Subscription Date"), the Lenders and the Company shall confer and in good faith seek to agree within three Business Days after the Subscription Date upon the fixed rate of interest at which the Notes shall accrue interest on and after the Conversion Date (which rate shall be the rate reasonably determined by First Chicago to be the simple interest rate which is approximately equivalent to the market yield to the Maturity Date, as agreed to by the Company and the Lenders), the Current Payment Rate and the rates and dates to be inserted into Schedule 2.05(A) (the "2.05(A) Information"). Subject to the following sentence, the date designated as the "Conversion Date" by the Agent, which date shall be no more than three Business Days after the date on which such fixed interest rate, the Current Payment Rate and the 2.05(A) Information are agreed upon, is hereinafter referred to as the "Conversion Date". In the event that the Lenders and the Company do not reach agreement on such fixed interest rate, the Current Payment Rate and the 2.05(A) Information within three Business Days after the Subscription Date, then from and after the fourth Business Day after the Subscription Date the rate of interest applicable to the Notes shall be a floating rate of interest equal to the Corporate Base Rate (as defined in the Note) per annum and such fourth Business Day shall be the "Conversion Date". Upon the determination of the Conversion Date, the Interest Rate and, if applicable, the Current Payment Rate and the 2.05(A) Information pursuant to this Section, the Agent shall promptly give notice of same to the Borrowers.

         (c) Upon the occurrence and during the continuance of any Program Event of Default, the Agent may (and at the request of any Lender, the Agent shall) request that the Borrowers execute and deliver amended and restated Notes for each Lender in replacement of the existing master Notes.

         2.03 Disbursement of Funds. Pursuant to the Letters of Direction of the Borrowers, (a) the proceeds of all Loans (other than Initial Loans, Option Loans and Incremental Loans) will be disbursed directly to Roney & Co. for the account of the applicable Borrower, (b) the proceeds of the Initial Loans shall be disbursed directly to Morgan Stanley & Co., Incorporated for the benefit of the Borrowers, (c) the proceeds of all Option Loans will be disbursed directly to the Borrower Account of the applicable Borrower and then further paid from such account to the Company for the account of the Borrower and (d) the proceeds of all Incremental Loans will be disbursed directly to the Lenders for the account of the Borrowers in payment of the Shortfall Amount of the Borrowers.

         2.04 Distribution of Payments. The Agent agrees to make payments of amounts received for the account of any Lender in accordance with Section 3 of the applicable Borrower's Note.

         2.05     Funding Indemnity.

         (a) The Early Payment Fee payable under each Note to First Chicago in respect of any of the principal amount thereof paid during the period from the Conversion Date to (but not including) the Maturity Date, calculated with respect to the principal amount of such Note to be prepaid, shall be an amount equal to (i) the sum of (A) an amount equal to the difference, if any, between the Present Value of the remaining fixed rate payments under the Reference Swap (exclusive of accruals to but excluding the Break Date) minus the Present Value of the fixed rate payments under the Redeployment Swap; provided, however, that if the value of (i)(A) is negative, such amount shall not exceed the amount of deferred interest (i.e. the excess of the amount of interest which has accrued at the Interest Rate under such Note over the amount of interest which has accrued at the Current Payment Rate under such Note) owed on such Note plus
(B) if the Break Date is not an Interest Payment Date, an amount equal to the positive difference, if any, between the Present Value of the Current Floating Rate payment under the Redeployment Swap minus the Present Value of the Current Floating Rate payment under the Reference Swap (exclusive of accruals to but excluding the Break Date), or (ii) if the Zero Coupon Rate cannot be determined, the amount of all Losses of First Chicago MINUS, in the case of either clause
(i) or clause (ii), the difference between interest on the principal amount of the Note accrued and paid during the period from the Conversion Date to (but not including) the Maturity Date accrued at the Interest Rate for the period from and including the Conversion Date such principal amount was outstanding and interest on such amount calculated at the applicable Current Payment Rate for such period (the amount calculated by reference to clause (i) or (ii) above which relates to any Note or prepayment thereof being referred to, relative to such Note or prepayment, as the "Early Payment Fee"). An example of the computation of the Early Payment Fee is attached as Schedule 2.05(C) hereto. In the event of a conflict between the method of computing the Early Payment Fee as described above and as described on such example, the methodology set forth on such example (which is incorporated herein by reference) shall control. Notwithstanding the foregoing, no Early Payment Fee shall be payable in respect of any prepayment of any Loan prior to the Conversion Date or, if and only if a fixed rate of interest has not become applicable to the Notes pursuant to
Section 2.02(b), any prepayment of any Loan on or after the Conversion Date.

         (b) For purposes of this Section 2.05, the following terms shall have the following meanings:

                  "Break Date" means, with respect to any Break Event, the date on which such Break Event occurs.

                  "Break Event" means any voluntary or mandatory (whether as a result of acceleration or otherwise) repayment of all or any portion of any Loan during the period from the Conversion Date to (but not including) the Maturity Date.

                  "Current Floating Rate" means, with respect to the Reference Swap, LIBOR determined two London banking days prior to the Interest Payment Date next preceding the Break Date, and with respect to the Redeployment Swap, LIBOR referred to in the definition of Redeployment Swap.

                  "LIBOR" means the London interbank offered rate appearing as of 11:00 a.m. (London time) on Telerate Page 3750.

                  "Loss" means, with respect to First Chicago, an amount equal to the total amount required by First Chicago, as determined in good faith by First Chicago as of the Break Date, to compensate it for any losses, costs and expenses that it may incur as a result of the occurrence of the Break Event, including, without limitation, any costs of maintaining, terminating, hedging or deploying any fixed rate or floating rate funding arrangements or commitments and/or any transactions employed to hedge differences arising between the Interest Rate of the Loans and the floating rate cost of funds, as determined with reference to market interest rates or prices available or existing at or about the time of such Break Event.

                  "Present Value" means, in respect of any amount, the value of the amount on the Break Date after discounting such amount to present value from its respective due date at the Zero Coupon Rate in the case of fixed rate payments or at the Current Floating Rate of the Redeployment Swap in the case of floating rate payments.

                  "Redeployment Swap" means, with respect to a Break Event, an interest rate swap entered into at a rate per annum equal to the fixed rate a swap dealer would bid to enter into as a fixed rate payor, determined by First Chicago in good faith (as of 2:00 p.m., Chicago time, two days prior to the Break Date) on the basis of the quotation First Chicago would provide as a fixed rate payor to another swap dealer (or if First Chicago declines to provide such quotation for whatever reason, then on the basis of what a leading interest rate swap dealer selected by First Chicago in good faith is willing to bid as a fixed rate payor to enter into the Redeployment Swap as quoted to First Chicago on such date of determination) and having the same terms as the Reference Swap, except that it (a) commences on the Break Date, (b) has equal fixed payments and (c) has an initial floating rate payment calculated at LIBOR plus .80% per annum determined on the Break Date for U.S. Dollar deposits having a maturity equal to the period from such Break Date to the next succeeding Interest Payment Date, or, if there exists no LIBOR rate for U.S. Dollar deposits of such maturity maturing immediately before or immediately after such maturity, whichever is higher. If the Redeployment Swap has a notional amount less than $5,000,000, then the Redeployment Swap will be deemed to have a notional amount of $5,000,000 for the sole purpose of obtaining any such quotation.

                  "Reference Swap" means an interest rate swap (a) deemed to have been entered into no later than two London banking days prior to the Conversion Date (and confirmed in writing to the Company) and commencing on the Conversion Date, (b) having a notional amount at any time equal to that part of the aggregate principal amount of the Loans outstanding on the Conversion Date and which has become subject to the Break Event, (c) maturing on the Maturity Date and (d) obligating the floating rate payor to make payments on each Interest Payment Date after the Conversion Date at LIBOR determined two London banking days before the next preceding Interest Payment Date for three-month U.S. Dollar deposits plus .80% per annum, calculated for actual days elapsed on a 360-day year basis, in exchange for receiving fixed rate payments from a fixed rate payor on such dates in such amounts as set forth on
         Schedule 2.05(A) (each such rate, the "Reference Fixed Rate", which the parties agree will be the swap market rate two London banking days before the Interest

         Rate is set, as reasonably determined by First Chicago), calculated for actual days elapsed on a 360-day year basis.

                  "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

                  "Zero Coupon Rate" means the rate of interest charged for a future single payment assuming no interest payments prior to the payment date. Each fixed payment will be discounted using the Zero Coupon Methodology. The Zero Coupon Rate for each fixed payment date will be determined using the appropriate LIBOR rate and the rates implied by the "90 Day Euro$" futures contracts at the Chicago Mercantile Exchange (IMM) at IMM Settlement (2:00 p.m. Chicago time) two days prior to the Break Date as appropriate to the respective payment dates.

                  "Zero Coupon Methodology" means the discounting methodology set forth on Schedule 2.05(B) hereto.

         (c) If for any reason any Early Payment Fee is not recoverable in full from a Borrower or the Company pursuant to the terms of the applicable Note or
Article VII, the Company agrees, as its independent primary obligation, to pay such amount to the applicable Lender (without duplication of amounts otherwise paid) upon demand as additional consideration for entering into this Agreement and funding the Loans.

         (d) In the event that any Option Loan or Incremental Loan referenced in a Notice of Borrowing delivered by the Company is not made on the Conversion Date for any reason (other than a breach by a Lender of its obligations hereunder), the Company will indemnify each Lender upon demand for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost incurred in liquidating or employing deposits acquired to fund or maintain its Option Loans or in terminating or unwinding any interest rate exchange or similar arrangement entered into by such Lender in connection with such Loans. Such loss or cost will be calculated consistent with Section 2.05(a).

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         3.01 Conditions to Obligations to Make Initial Loans. The obligations of the Lenders to make the initial Loans to the Borrowers shall be subject to the fulfillment of each of the following conditions precedent and receipt by the Agent, with sufficient copies for each Lender, of each of the following (each such document to be in form and substance reasonably satisfactory to the Agent and its counsel):

         (a) Agreement. An executed original of this Agreement, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto.

         (b) Notes. A Note duly executed by each Borrower evidencing the Loan to such Borrower, dated the Closing Date, and payable to the order of the Lenders.

         (c) Borrower Information. Each Borrower shall have delivered to the Agent a personal financial statement in form satisfactory to the Agent.

         (d) Legal Opinion. Written opinions of internal and outside counsel to the Company, in form and substance satisfactory to the Agent.

         (e) Agent Letter of Direction. A Letter of Direction executed by each Borrower (and, if the applicable Borrower Account is a joint account, executed by each joint account holder).

         (f) Roney Authorization. An Authorization executed by each Borrower (and, if the applicable Borrower Account is a joint account, executed by each joint account holder).

         (g) Roney Documents. All documents that Roney & Co. may request in connection with the Stock Purchase Program and the Loan Documents and the transactions to be consummated in connection therewith.

         (h) Charter Documents. Copies of the certificate of incorporation of the Company, together with all amendments thereto, both certified by the appropriate governmental officer in its jurisdiction of incorporation, together with a certificate of existence issued by the Secretary of State of Iowa and such other jurisdictions as shall be requested by the Agent.

         (i) Secretary's Certificate. A certificate, executed by the Secretary or Assistant Secretary of the Company, which shall (i) identify by name and title and bear the signature of the officers of the Company authorized to sign the Loan Documents upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company and (ii) attach and certify copies of the Company's bylaws and its Board of Directors' resolutions authorizing the execution, delivery and performance of the Loan Documents to which the Company is a party.

         (j) Officer's Certificate. A certificate, dated the Closing Date, signed by the treasurer of the Company, stating that no Default or Event of Default has occurred and is continuing under the Existing Credit Agreement, that no Program Event of Default or Unmatured Default has occurred and is continuing and that the representations and warranties contained in Article IV are true and correct on and as of the Closing Date.

         (k) List of Borrowers and Loan Amounts. One Business Day prior to the Closing Date, a list identifying each anticipated Borrower and the Borrower Amount of such Borrower.

         (l) Account Applications. The Agent shall have received on or prior to the Closing Date a completed account application and such other supporting documentation from each Borrower sufficient to open the Borrower Account of each Borrower.

         (m) Other Documents. Such other documents as the Agent or its counsel may reasonably request.

         Subject to the following sentence, if each of the conditions precedent set forth in this Section 3.01 has not been fully satisfied or waived on the Closing Date, then this Agreement and the other Loan Documents shall automatically terminate and be of no further force and effect without any further action by any party hereto or thereto, provided that all indemnification provisions set forth in the Loan Documents shall survive such termination. If all of the above conditions are satisfied on or before the Closing Date, except with respect to one or more Borrowers (each a "Deficient Borrower") any condition set forth in Section 3.01(b), (c), (e), (f), (g) or (l) is not satisfied, the Lenders shall not be obligated to make Loans to the Deficient Borrowers but shall remain obligated to make Loans to the other Borrowers. Solely for purposes of Section 3.01(b), (c), (e), (f), (g) and (l) only, required delivery shall be deemed to have been made to the Agent if arrangements for the delivery thereof have been made which are satisfactory to the Agent.

         3.02 Conditions to All Loans. The Lenders shall not be required to make any Loan unless on the applicable borrowing date:

         (a) There exists no Program Event of Default or Unmatured Default and none would result from the Loans requested for such borrowing date.

         (b) The representations and warranties contained in Article IV are true and correct as of such borrowing date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

Each Borrowing Notice with respect to each such Loan (even though such notice is delivered by Roney & Co. pursuant to the Authorization) shall constitute a representation and warranty by the Company that the conditions contained in Sections 3.02(a) and (b) have been satisfied.

         3.03 Additional Conditions to Incremental Loans. The Lenders shall not be required to make an Incremental Loan to any Borrower unless on or prior to the Conversion Date the applicable

Borrower has executed and delivered to the Agent an amendment to the Note, in form reasonably satisfactory to the Agent, reflecting an increase in the principal amount of the Note equal to the amount of the Incremental Loan.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         4.01 Representations and Warranties of the Company. The Company represents and warrants to the Agent and to each Lender as follows:

         (a) Corporate Status. The Company and each of its Subsidiaries (i) is a duly organized and validly existing corporation or business trust or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, except, to the extent the foregoing is applicable to any Subsidiary, where such Subsidiary's failure to have such status or power could not reasonably be expected to have a Material Adverse Effect and (ii) has been duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

         (b) Corporate Power and Authority. The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. The Company has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding, obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

         (c) No Contravention of Laws, Agreements or Organizational Documents. Neither the execution, delivery and performance by the Company of the Loan Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality,
(ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, credit agreement (including without limitation the Existing Credit Agreement) or any other material instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries.

         (d) Litigation and Contingent Liabilities. There are no actions, suits or proceedings pending or threatened in writing involving the Company or any of its Subsidiaries (including, without limitation, with respect to this Agreement or any documentation executed in connection herewith) (i) that have or could reasonably be expected to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Lenders or the Agent or on the ability of the Company to perform its respective obligations to the Lenders, the Agent hereunder and under the other Loan Documents to which it is, or will be, a party.

         (e) Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority (including without limitation the Iowa Insurance Division) is required to authorize or is required in connection with (i) the execution, delivery and performance of any Loan Document or (ii) the legality, validity, binding effect or enforceability of any Loan Document.

         (f) Financial Condition; Financial Statements. (a) The December 31, 1997 audited consolidated financial statements of the Company and its Subsidiaries and the September 30, 1998 unaudited consolidated financial statements of the Company and its Subsidiaries previously delivered by the Company to the Lenders present fairly in all material respects at the dates of said statements the financial position of the Company and its Subsidiaries, as applicable, and the results of operations for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP (as such term is defined in the Existing Credit Agreement), as applicable, consistently applied except to the extent provided in the notes to said financial statements.

         (g) Existing Credit Agreement. There exists no Default or Event of Default (as defined in the Existing Credit Agreement) and (ii) all representations and warranties contained therein are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         (h) Copy to Borrowers. The Company has furnished a copy of this Agreement to each Borrower.

         (i) Adoption of the Stock Purchase Program. The Stock Purchase Program has been duly adopted, and the Stock Purchase Program and the purchase of the Common Stock and ACES pursuant thereto have been duly approved, by all requisite corporate action on behalf of the Company, and the Common Stock and ACES, when so purchased, shall have been duly issued in compliance with all applicable laws and shall be fully paid and non-assessable.

         (j) Borrower Event of Repayment. To the best knowledge of the Company, no event has occurred and is continuing or would result from the making of the Loans, that constitutes a Borrower Event of Repayment with respect to any Borrower or would constitute a Borrower Event of Repayment with respect to any Borrower but for the requirement that notice be given or time elapse or both.

         (k) Regulation T, U and X. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation T, Regulation U or Regulation X. Neither the making of any Loan hereunder, the providing of the Guaranty by the Guarantors, the use of the proceeds thereof, nor any other aspect of the transactions contemplated hereby will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X. No Margin Stock has been or will be pledged by any Borrower or by any other Person to secure the Reimbursement Obligations of such Borrower. No Reimbursement Obligations of any Borrower are or will be "indirectly secured" (as defined in Regulation U) by any Margin Stock.

         (l) True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries to the Agent or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         5.01 Covenants. So long as any Note or any Obligation shall remain unpaid (or any commitment which could give rise to any Obligations shall exist), unless the Required Lenders shall otherwise consent in writing:

         (a) Preservation of Corporate Existence, Etc. The Company shall (i) preserve and maintain its corporate existence; and (ii) preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory), and franchises except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (b) Financial Reports and Other Information. The Company shall promptly furnish to the Agent: (i) all financial and other information required to be delivered by the Company by Section 6.01 of the Existing Credit Agreement not later than the time such information is required to be delivered by such Section; (ii) as soon as possible, and in any event within five Business Days after the Company shall become aware of the occurrence of a Change of Control or a Program Event of Default or an event which, with notice or lapse of time or both, could constitute a Change of Control or a Program Event of Default, a statement of the chief financial officer of the Company setting forth details of such Change of Control or Program Event of Default or event and the action which the Company proposes to take with respect thereto; (iii) as soon as possible, and in any event within five Business Days after an executive officer of the Company shall have actual knowledge of the occurrence of a Borrower Event of Repayment under any Note, a statement of an Authorized Officer of the Company setting forth the details of such Borrower Event of Repayment; and (iv) such other information (including non-financial information) relating to the Company, its Subsidiaries or any Borrower as the Agent or any Lender may reasonably request.

         (c) Subordinated Debt. If at any time hereafter the Company shall incur any Indebtedness which is contractually subordinated in right of payment to the obligations of the Company under the Existing Credit Agreement or any successor agreement to the Existing Credit Agreement, the Company shall cause such subordinated obligations to also be subordinated in right of payment to the Obligations of the Company under this Agreement to the same extent as such subordinated obligations are subordinated to the obligations of the Company under the Existing Credit Agreement or any successor agreement thereto.

         (d) Inspection. The Company shall permit, and cause each Subsidiary to permit, the Agent, and its representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and its Subsidiaries, to examine and make copies of the books of account and other financial records of the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, their respective officers or directors, at such reasonable times during normal business hours and intervals as the Agent may reasonably designate.

         (e) Liens. From and after the earliest date (the "Trigger Date") upon which (i) the Ongoing Credit Agreement is terminated, (ii) First Chicago ceases to be a party thereto or (iii) the Ongoing Credit Agreement or any extension of credit thereunder is secured, the Company shall not, and shall not permit any Subsidiary to, create any Lien upon any of its assets or properties except (i) Liens permitted by the Ongoing Credit Agreement as in effect immediately prior to the Trigger Date and (ii) other Liens (as defined in the Ongoing Credit Agreement immediately prior to the Trigger Date) securing aggregate Indebtedness not in excess of $25,000.000. In the event that at any time the Company's 6.95% Senior Notes due June 15, 2005 become secured by any assets or property, or are guarantied by any Person, then the Company shall cause the Obligations to be equally and ratably secured by such assets or property and equally and ratably guarantied by such Person pursuant to documentation satisfactory to the Required Lenders.

         (f) Security. The Company will not permit any Reimbursement Obligation of any Borrower to be secured or "indirectly secured" (within the meaning of Regulation U) by any Margin Stock.

         (g) Use of Proceeds. The Company will apply the proceeds of the Option Loans to each Borrower to payment of the stock option exercise price of the Common Stock of the Company being acquired by such Borrower pursuant to the Stock Purchase Program.

         (h) Minimum Risk-Based Capital. The Company will not permit the Risk-Based Capital for any Material Regulated Insurance Company to be less than 350%. For purposes of this Section 5.01(h), "Risk-Based Capital" and "Material Regulated Insurance Company" shall have the meanings ascribed to them by the Existing Credit Agreement.

                                   ARTICLE VI

                     PROGRAM EVENTS OF DEFAULT; ACCELERATION

         6.01 Program Events of Default. Each of the following events shall constitute a "Program Event of Default":

         (a) Any representation or warranty made by or on behalf of the Company to the Lenders or the Agent under or in connection with this Agreement shall prove to have been incorrect in any material respect when made;

         (b) The Company shall fail to perform or observe any term, covenant or agreement set forth in Section 5.01(b)(ii), (f), (g) or (h);

         (c) The Company shall fail to perform or observe any term, covenant or agreement set forth in Section 7.01 or 7.03 if the failure to perform or observe such term, covenant or agreement set forth therein shall remain unremedied for five (5) Business Days after written notice thereof shall have been given to the Company by the Agent or any Lender;

         (d) The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than Section 5.01(h)) or any other Loan Document to which it is a party on its part to be performed or observed if the failure to perform or observe such term, covenant or agreement set forth therein shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Company by the Agent or any Lender;

         (e) (i) The Company or any of its Subsidiaries shall (A) default in any payment with respect to Indebtedness (other than the Obligations) in excess of $5,000,000 (or such greater amount, not to exceed $25,000,000, as may be provided in the corresponding provision of the Ongoing Credit Agreement) individually or in the aggregate, for the Company and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (B) default in the observance or performance of any agreement or condition relating to any such Indebtedness (or to Indebtedness under the Ongoing Credit Agreement) contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is (x) to cause, or (y) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration, or any lapse of time prior to the effectiveness of any notice of acceleration, is required), any such Indebtedness to become due prior to its stated maturity (provided that, in the case of (y), no Program Event of Default shall occur unless such event or condition continues without cure or waiver for twenty days after the Company has knowledge of such event or condition); or (ii) any such Indebtedness of the Company or its Subsidiaries shall be declared to be due and payable in accordance with the terms of such Indebtedness or required to be prepaid, other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default under the Existing Credit Agreement), prior to the stated maturity thereof;

         (f) The Company or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any of its Material Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Material Subsidiaries; or the Company or any of its Material Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Material Subsidiaries; or any such proceeding is commenced against (i) any Regulated Insurance Company (as defined in the Existing Credit Agreement) which is engaged in the business of underwriting insurance and/or reinsurance in the United States, or (ii) the Company or any of its Material Subsidiaries (other than (x) any Regulated Insurance Company described in the immediately preceding clause (i) or (y) any dissolution or liquidation proceeding commenced against any Material Subsidiary which is a non-Regulated Insurance Company), and in the case of either clause (i) or (ii) remains undismissed for a period of 60 days; or the Company or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (i) any Regulated Insurance Company which is engaged in the business of underwriting insurance and/or reinsurance in the United States suffers any appointment of any conservator or the like for it or any substantial part of its property, or (ii) the Company or any of its Material Subsidiaries (other than any Regulated Insurance Company described in the immediately preceding clause (i)) suffers any appointment of any conservator or the like for it or any substantial part of its property either of which continues undischarged or unstayed for a period of 60 days; or the Company or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any of its Material Subsidiaries for the purpose of effecting any of the foregoing;

         (g) The Company shall default in the performance or observance of
Section 5.01(e) or (h) herein or Section 7.10 or 7.11 of the Existing Credit Agreement;

         (h) The Guaranty shall fail to remain in full force or effect or any action shall be taken by the Company, any of its Subsidiaries or any Governmental Authority to discontinue or to assert the invalidity or unenforceability thereof, or the Company denies that it has any further liability hereunder, or gives notice to such effect; or

         (i) there shall occur a Change of Control.

provided, however, that no event described in Section 6.01(e) or (g) shall constitute a Program Event of Default unless within five (5) Business Days after the receipt of notice thereof from the Agent the Company fails to pledge (pursuant to documentation reasonably satisfactory to the Agent) to the Agent, for the benefit of the Lenders, as security for the Company's Obligations U.S. government securities satisfactory to the Agent having a value at least equal to one hundred and five percent (105%) of (1) the then outstanding principal amount of all Notes plus (2) the aggregate amount of all interest which has accrued on the Notes and is unpaid on such date plus (3) the amount of interest which would accrue on such principal of the Notes from such date to the Maturity Date. So long as no other Program Event of Default or Unmatured Default is pending, collateral provided by the Company pursuant to the preceding sentence in respect of a Program Event of Default under Section 6.01(e) shall be released upon the waiver or cure of such Program Event of Default in accordance with the terms of the documentation governing the applicable defaulted other Indebtedness.

         6.02 Acceleration. If any Program Event of Default described in Section 6.01(f) occurs with respect to the Company, the Obligations shall become immediately due and payable and all obligations of the Lenders to make Loans shall immediately terminate without any election or action on the part of the Agent or any Lender. If any other Program Event of Default occurs and is continuing, the Agent, at the direction of the Required Lenders, may, by notice to the Company and the Borrowers, declare the Notes, all interest thereon and all Obligations to be forthwith due and payable, whereupon the Notes, all such interest and all Obligations shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, or terminate or suspend the obligations of the Lenders to make Loans, or both.

                                   ARTICLE VII

                                    GUARANTY

         7.01 Guaranty of Payment. The Company hereby absolutely, irrevocably and unconditionally guarantees prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of (a) the principal of and interest on the

Loans made by the Lenders to the Borrowers, (b) all other fees (including Early Payment Fees), reimbursements, indemnities and other obligations (including, without limitation, reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred in connection with any enforcement of or collection under the Guaranty) of the Borrowers from time to time owing to the Lenders or the Agent pursuant to the Notes and (c) all obligations of the Borrower in respect of any Overdraft (as defined in the Notes), the proceeds of which are used to pay principal, interest or other amounts owing in respect of the Notes (collectively, the "Guaranteed Debt"). Notwithstanding the foregoing, the liability of the Company hereunder in respect of the principal amount of Loans shall be limited to $25,000,000.

         7.02 Acceptance of Guaranty; No Setoffs. The Company waives notice of the acceptance of this Guaranty and of the extension or incurrence of the Guaranteed Debt or any part thereof. The Company further waives all setoffs and counterclaims and presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of any Borrower, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require the Agent or the Lenders to sue any Borrower, any other guarantor or any other person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

         7.03 Nature of Guaranty; Continuing, Absolute and Unconditional. The Company hereby agrees that, to the fullest extent permitted by law, (a) its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than indefeasible payment in full), setoff, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise (other than, with respect to any Loan, the contractual and voluntary permanent release by the Lenders of the obligation of the applicable Borrower to make payment of such Loan) and (b) the validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (i) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Debt or any part thereof or any agreement relating thereto at any time; (ii) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (iii) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (iv) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligations of any person or entity with respect to the Guaranteed Debt or any part thereof; (v) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (vi) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; (vii) the insolvency, bankruptcy or any other change in the legal status of any Borrower;
(viii) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Debt; (ix) the failure of any Borrower to take any action required in connection with the performance of the Guaranteed Debt; (x) the existence of any claim, setoff or other rights which the Company may have at any time against any Borrower or any other guarantor in connection herewith or with any unrelated transaction; (xi) the disallowance of all or any portion of any of the Lenders' claims for repayment of the Guaranteed Debt under section 502 or 506 of the United States Bankruptcy Code; or (xii) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of the Company from its obligations hereunder other than (A) indefeasible payment in full of the Guaranteed Debt or (B) with respect to any Loan, the contractual and voluntary permanent release by the Lenders of the obligation of the applicable Borrower to make payment of such Loan, all whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xii) of this Section. It is agreed that the Company's liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof and that the Company's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Borrower of the Guaranteed Debt in the manner agreed upon among the Agent, the Lenders and any Borrower. To the extent that, by operation of Section 18 of any Note or otherwise, the Lenders are not entitled to collect any portion of the Guaranteed Debt in the amount and manner provided for in any Note (such portion being the "Excess Amount"), the Company shall nevertheless be obligated to, and shall, pay such Excess Amounts to the Lenders upon demand made on or after the date such Excess Amount was otherwise due.

         7.04 Dealings With Borrowers. Subject to Section 12.01, credit may be granted or continued from time to time by the Lenders to the Borrowers without notice to or authorization from the Company regardless of any Borrower's financial or other condition at the time of any such grant or continuation. Neither the Agent nor any Lender shall have an obligation to disclose or discuss with the Company its assessment of the financial condition of any Borrower.

         7.05 Subrogation. The Company shall be subrogated to all rights of the Agent and the Lenders against a Borrower in respect of any amounts paid to the Agent and the Lenders by the Company in respect of such Borrower pursuant to the provisions hereof; provided, however, that the Company shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to a Borrower until all of the principal of and interest on such Borrower's Note, if applicable, and all other Obligations of such Borrower, have been paid in full.

         7.06 No Collateral. Notwithstanding any reference herein to any collateral securing any of the Guaranteed Debt, it is acknowledged that, on the date hereof, neither the Company nor any Borrower has granted, or has any obligation to grant, any security interest in or other lien on any of its property (including, without limitation, the Common Stock and ACES) to the Lenders as security for the Guaranteed Debt.

         7.07 Rights To Payments, Etc. In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, all such amounts shall nonetheless be payable by the Company forthwith upon demand by the Agent or the Required Lenders. The Company further agrees that, to the extent that any Borrower makes a payment or payments to any of the Lenders on the Guaranteed Debt, or the Agent or the Lenders receive any proceeds of collateral securing the Guaranteed Debt, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to any Borrower, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, the Company, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

         7.08 Taxes. Any taxes (excluding federal income taxes and other income taxes on the overall net income of the Agent or any Lender imposed by the jurisdiction in which the Agent or such Lender is incorporated or has its principal place of business) or other similar assessments or charges payable or ruled payable by any governmental authority in respect of this Agreement or any of the other Loan Documents pertaining to the Company shall be paid by the Company, together with interest and penalties, if any. Any payments made by the Company under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (excluding taxes imposed on its overall net income by the jurisdiction in which the Agent or such Lender is incorporated or has its principal place of business) ("Taxes"). If any such Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement or the Notes, as applicable. Whenever any Taxes are payable by the Company, as promptly as practicable thereafter the Company shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section 7.08 shall survive the payment in full of all amounts payable under this Agreement.

         7.09     Miscellaneous.

         (a) Any determination by a court of competent jurisdiction of the amount of any Guaranteed Debt owing by any Borrower to the Lenders shall be conclusive and binding on the Company irrespective of whether the Company was a party to the suit or action in which such determination was made.

         (b) Subject to the provisions of Section 7.07, this Guaranty shall continue in effect until this Agreement has terminated, the Guaranteed Debt has been paid in full and the other conditions of this Guaranty have been satisfied.

         (c) In addition to and without limitation of any rights, powers or remedies of the Agent or the Lenders under applicable law, any time after maturity of the Guaranteed Debt, whether by acceleration or otherwise, the Agent or the Lenders may, in their sole discretion, with notice after the fact to the Company and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Debt
(i) any indebtedness due or to become due from any of the Lenders to the Company and (ii) any moneys, credits or other property belonging to the Company (including all account balances, whether provisional or final and whether or not collected or available but excluding any Margin Stock) at any time held by or coming into the possession of any of the Agent or any Lender whether for deposit or otherwise.

         (d) Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                                  ARTICLE VIII

                                    THE AGENT

         8.01 Appointment; Nature of Relationship. The First National Bank of Chicago is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article VIII. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 1-201 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each

         8.02 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         8.03 General Immunity. Neither the Agent nor any of its directors, officers, employees, or agents in their capacity as representatives of the Agent shall be liable to the Company, the Lenders or any Borrower for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         8.04 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Program Event of Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of any Borrower or the Company. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Company to the Agent at such time, but is voluntarily furnished by the Company to the Agent (either in its capacity as Agent or in its individual capacity).

         8.05 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders Pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         8.06 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         8.07 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         8.08 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Company or the Borrowers for which the Agent is entitled to reimbursement by the Company or the Borrowers under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this
Section 8.08 shall survive payment of the Obligations and termination of this Agreement.

         8.09 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Program Event of Default, Unmatured Default or Borrower Event of Repayment unless the Agent has received written notice from a Lender or the Company referring to this Agreement describing such Program Event of Default, Unmatured Default or Borrower Event of Repayment and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         8.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company, any of its Subsidiaries or any Borrower in which the Company, or such Subsidiary or such Borrower is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         8.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         8.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Company and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Company and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Company or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Company shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article VIII shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

         8.13 Notes. The Agent shall retain possession of the Notes on behalf of the Lenders. Each Lender shall be entitled, upon request, to examine or receive a copy of any Note. The Agent shall have only the duty to exercise reasonable care in the custody and preservation of the Notes, which duty shall be fully satisfied if the Agent accords such Notes treatment substantially the same as that which it accords similar property owned by it. If any Borrower has issued Replacement Notes (as defined in the Note) pursuant to Section 17 of his or her Note, then upon the request of any Lender the Agent shall deliver to such Lender the Replacement Note payable to its order.

         8.14 Agent's Fee. The Company agrees to pay to the Agent, for its own account, the fees agreed to by the Company and the Agent pursuant to that certain letter agreement dated February 11, 1999, or as otherwise agreed from time to time.

         8.15 Delegation to Affiliates. The Company and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles VIII and XII.

                                   ARTICLE IX

                                RATABLE PAYMENTS

         9.01 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 2.05 or Section 12.08) in a greater proportion than its Pro-rata share of all such Loans, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                    ARTICLE X

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         10.01 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company and the Lenders and their respective successors and assigns, except that the Company shall not have the right to assign its rights or obligations under the Loan Documents, provided that any assignment by any Lender must be made in compliance with Section 10.03. Notwithstanding the preceding sentence, any Lender may at any time, without the consent of the Company or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof (to the extent of its Pro-rata interest therein) for all purposes hereof unless and until such payee complies with Section 10.03 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         10.02    Participations.

         (a) Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by or payable to such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Company under this Agreement or by the Borrowers under the Notes shall be determined as if such Lender had not sold such participating interests, and the Company, the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         (b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which effects any of the modifications referenced in clauses (a)(i) through (v) of Section 12.01.

         (c) Benefit of Setoff. The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section 7.09(c) in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided, that each Lender shall retain the right of setoff provided in Section 7.09(c) with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 7.09(c), agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section
9.01 as if each Participant were a Lender.

         10.03    Assignments.

         (a) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents, provided that with respect to any partial assignment, except as the Agent may otherwise agree, such Lender ratably assigns its interest in all of the Notes and, in the case of an assignment to a Person which is not a Lender or an Affiliate of a Lender, such assignment shall be in the minimum amount of $5,000,000 or, if less, all of the assigning Lender's interests in the Notes. Such assignment shall be substantially in the form from time to time specified by the Agent or in such other form as may be agreed to by the parties thereto. The consent of the Agent and, so long as no Program Event of Default is pending, the Company shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent, in each case, shall not be unreasonably withheld in the case of an assignment to a Person which is an Eligible Assignee.

         (b) Effect; Effective Date. Upon (a) delivery to the Agent of a notice of assignment, substantially in the form from time to time specified by the Agent (a "Notice of Assignment"), together with any consents required by Section 10.03(a), and (b) payment of a $3,500 fee to the Agent by the transferor Lender for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, (a) such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and (b) the transferor Lender shall be released with respect to the percentage of the Loans assigned to such Purchaser without any further consent or action by the Company, the Borrowers, the Lenders or the Agent. Upon the consummation of any assignment to a Purchaser pursuant to this Section 10.03(b), the transferor Lender, the Agent, the Borrowers and the Company shall make appropriate arrangements so that replacement Notes are issued to the Agent to be held on behalf of such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to the Agent to be held on behalf of such Purchaser, in each case in principal amounts reflecting their percentage of the Loans, as adjusted pursuant to such assignment.

         10.04 Dissemination of Information. The Company authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company, its Subsidiaries and the Borrowers, provided such Person agrees in writing to keep such information confidential and use the same only for the purpose of making credit determinations in connection with the financing contemplated hereby and to enforce rights it may have, except that such Person shall not be restricted from disclosing such information as is (a) required to be disclosed to any regulatory or administrative body or commission, (b) required to be disclosed by subpoena or similar process of applicable law, (c) disclosed to counsel, auditors, and other professional advisors used by such Person on a need-to-know basis, or (d) deemed necessary by such Person to be disclosed in conjunction with any litigation between the Company or any Borrower and such Person, or relating to the financing contemplated hereby.

         10.05 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 12.16.

                                   ARTICLE XI

                                     NOTICES

         11.01 Giving Notice. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile, first class U.S. mail or courier and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with first class postage prepaid, return receipt requested, shall be deemed given three Business Days after deposit in the U.S. mail; any notice, if transmitted by facsimile, shall be deemed given when transmitted if a confirmation of transmission to the addressee is then generated by the sender's fax machine (and a copy thereof is simultaneously posted in first class U.S. mail); and any notice given by courier shall be deemed given when received by the addressee.

         11.02 Change of Address. The Company, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.01 Amendments. (a) Subject to the provisions of this Section 12.01 and subject to Section 12 in each of the Notes, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Company or a Borrower, as applicable, may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders, the Company hereunder or waiving any Program Event of Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                  (i) Extend the final maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or amount, or extend the time of payment, of interest or fees or other amounts payable thereunder;

                  (ii) Reduce the percentage specified in the definition of Required Lenders;

                  (iii) Release the Company from its obligations under the Guaranty;

                  (iv)  Amend this Section 12.01; or

                  (v) Permit any assignment by the Company of its Obligations or its rights hereunder.

         (b) No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 10.03(b) without obtaining the consent of any other party to this Agreement. The Lenders shall not consent to any amendment or modification of any Note increasing the principal amount thereof or the rate of interest payable thereon without the consent of the Company. The Company hereby consents to the Note amendments contemplated by
Section 3.03.

         (c) Upon the agreement of the Company and the Lenders upon the 2.05(A) Information, Schedule 2.05(A) shall be deemed amended to include such information.

         12.02 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Program Event of Default or an acquiescence therein. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 12.01, and then only to the extent in such writing specifically set forth. No waiver by the Agent or the Lenders of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Agent or the Lenders permitted hereunder shall in any way affect or impair the Agent's or the Lenders' rights or powers, or the obligations of the Company under this Agreement. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

         12.03 Survival of Representations. All representations and warranties of the Company contained in this Agreement or in any Loan Document shall survive delivery of the Notes and the making of the Loans herein contemplated.

         12.04 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         12.05 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         12.06 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Company, the Agent and the Lenders and supersede all prior agreements and understandings between the Company, the Agent and the Lenders relating to the subject matter thereof other than the fee letter dated February 11, 1999 between the Company and First Chicago.

         12.07 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Except as provided in Section 12.08 with respect to "Indemnified Parties", this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns. This Agreement is not intended to, and shall not be construed to, create any rights (contractual, equitable, pursuant to law or otherwise) in favor of any Borrower against the Agent, any Lenders or the Company, and no Borrower in his or her individual capacity shall have the right to enforce any rights of the Company hereunder.

         12.08 Expenses; Indemnification. (a) The Company shall reimburse the Agent for any costs and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Company also agrees to reimburse the Agent and the Lenders for any costs and out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and expenses and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Company further agrees to indemnify and hold harmless the Agent and each Lender, and their respective affiliates (including, without limitation, Roney & Co. and First Chicago Capital Markets, Inc.), agents, directors, officers and employees (the Agent and each of the aforementioned Persons being an "Indemnified Party") against all losses, claims, damages, penalties, judgments, liabilities and expenses, joint or several (including, without limitation, reasonable attorneys' fees and expenses and time charges of attorneys for the Agent and Lenders, which attorneys may be employees of the Agent or the Lenders, and all expenses of litigation or preparation therefor whether or not the such Indemnified Party is a party thereto) which any of them may become subject to or may pay or incur, whether arising under any foreign, federal or state law or regulation, at common law or otherwise, (including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended and the regulations thereunder) arising out of or relating to this Agreement, any Note or the other Loan Documents, the performance of Roney under the Authorizations, the transactions contemplated hereby or thereby, the purchase or sale of any Common Stock or ACES, any untrue statement or alleged untrue statement of a material fact contained in the Stock Purchase Program, any registration statement covering the Common Stock or ACES to be purchased as part of the Stock Purchase Program or any other document related thereto, the breach of any representation or warranty contained in this Agreement or the other Loan Documents, the direct or indirect application or proposed application of the proceeds of any Loan hereunder, any action brought or threatened by or on behalf of any Borrower in connection with its Loan, any claim made against any Indemnified Party by or on behalf of any Borrower in connection with its Loan or, to the extent permitted by law, any breach of any consumer lending, usury or similar law relating to the Loans; provided, however, that the Company shall not be required to indemnify any Indemnified Party against any losses, claims, damages, penalties, judgments, liabilities or expenses to the extent that they arise out of the gross negligence or willful misconduct of such Person. The obligations of the Company under this Section shall survive the termination of this Agreement and shall be in addition to any liability the Company may otherwise have.

         (b) If the indemnification provided for in Section 12.08(a) is due in accordance with its terms but is for any reason held by a court to be unavailable or insufficient to indemnify and hold harmless an Indemnified Party on grounds of public policy or otherwise, the Company shall contribute to the aggregate amount of such losses, claims, damages penalties, judgments, liabilities and expenses (including legal or other expenses reasonably incurred in connection with investigating or defending same) for which such indemnification is unavailable or insufficient (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received by the Company, on the one hand, and the Indemnified Parties entitled to contribution, on the other hand, in the matters contemplated by this Agreement, the Notes and the Stock Purchase Program or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Indemnified Parties on the other hand in connection with the events, actions, statements, or omissions which resulted in such losses, claims, damages, penalties, judgments, liabilities and expenses as well as any other relevant equitable considerations. The relative benefits received, or sought to be received, by the Company on the one hand and the Indemnified Parties on the other hand in connection with the purchase of the Common Stock and ACES, the Loans and this Agreement shall be deemed to be in the same proportion that the total proceeds of the Loans received by the Program Participants in connection with the Stock Purchase Program bears to the total fees received by the Agent and the Lenders under this Agreement and the other Loan Documents. Any Indemnified Party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnified Party in respect of which a claim for contribution may be made against another party or parties under this Section 12.08(b), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this
Section 12.08(b).

         12.09 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         12.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         12.11 Nonliability of Lenders. The relationship between the Company and the Lenders and the Agent shall be solely that of guarantor and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Company or any Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Company or any Borrower to review or inform the Company or any Borrower of any matter in connection with any phase of the Company's business or operations. The Company agrees that neither the Agent nor any Lender shall have liability to the Company or any Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Company or any Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction by final and non-appealable judgment that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.

         12.12 CHOICE OF LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKING ASSOCIATIONS AND FEDERAL AGENCIES AND BRANCHES OF FOREIGN BANKS.

         12.13 CONSENT TO JURISDICTION. THE COMPANY, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE PARTIES HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR

PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         12.14 WAIVER OF JURY TRIAL. THE COMPANY, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         12.15 Disclosure. The Company and each Lender hereby acknowledge and agree that First Chicago and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Company or any Borrower, including, without limitation, in connection with any interest rate hedging instruments or agreements or swap transactions.

         12.16 Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America or a state thereof, agrees that it will deliver to the Company and the Agent two duly completed and correct copies of United States of America Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive all payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to the Company and the Agent two additional duly completed and correct copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying that such Lender is entitled to receive all payments under this Agreement and the Notes without deduction or withholding of any United States of America federal income taxes, unless a change in law (including without limitation any change in treaty, statute or regulation) has occurred after the date hereof and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States of America federal income tax.

         12.17 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.


                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                           AMERUS LIFE HOLDINGS, INC.



                                           By:  /s/ Michael G. Fraizer
                                           Michael G. Fraizer
                                           Senior Vice President and Chief
                                           Financial Officer

                                           Address:    699 Walnut Street
                                                       Des Moines, Iowa
                                                       50309-3948

                                           Attn:       Michael G. Fraizer

                                           Telecopy:   515-362-3648
                                           Telephone:  515-362-3690


Commitment: $27,500,000                    THE FIRST NATIONAL BANK OF CHICAGO,
                                           individually and as Agent



                                           By:  /s/ Cynthia W. Priest
                                           Cynthia W. Priest
                                           Vice President

                                           Address:    One First National Plaza
                                                       Chicago, Illinois  60670

                                           Attn:       Cynthia W. Priest

                                           Telecopy:   (312) 732-4033
                                           Telephone:  (312) 732-9565

                                  SCHEDULE 1.01

                             INTEREST PAYMENT DATES

                                 March 5, 1999
                                 June 7, 1999
                                 September 8, 1999
                                 December 7, 1999
                                 March 7, 2000
                                 June 7, 2000
                                 September 8, 2000
                                 December 7, 2000
                                 March 7, 2001
                                 June 7, 2001
                                 September 10, 2001
                                 December 7, 2001
                                 March 7, 2002
                                 June 7, 2002
                                 September 9, 2002
                                 December 6, 2002
                                 March 7, 2003
                                 June 6, 2003
                                 September 8, 2003
                                 December 5, 2003
                                 March 5, 2004
                                 June 7, 2004
                                 September 8, 2004




                                 Schedule 1.01

                                SCHEDULE 2.05(A)

                              FIXED REFERENCE RATES



                            FROM                           TO (AND EXCLUDING)
RATE                        (AND INCLUDING)                PAYMENT DATE




 [to be agreed upon by the Company and the Lenders pursuant to Section 2.02(b)]



































                                Schedule 2.05(A)

                                SCHEDULE 2.05(B)

                       ZERO COUPON DISCOUNTING METHODOLOGY

         -----------------------------------------------------------
        Present Value of Fixed Leg = (P(1) x DF(1) +  3(N)  P(i) x DF(i)
                                                   [ ]  y=2
         -----------------------------------------------------------

P(1)    =   The first remaining fixed payment as defined as the next fixed payment outstanding in the contract

DF(1)   =   The first discount factor defined as           1
                                                -------------------
                                                [1 + (R(0) x D(0)/360)]

DF(i)   =   The ith discount factor for each remaining fixed payment date will be determined using the Zero Coupon Rate derived from the appropriate LIBOR rate and the rates implied by the "90 Day Euro$" futures contracts traded at the Chicago Mercantile Exchange (IMM) as applicable to each ith payment date.

R(0)    =   The LIBOR rate quoted on an Annual, Actual/360 basis (expressed as a percent in decimal form) applicable for the number of days between the Conversion Date and the first (remaining) Payment Date.

D(0)    =   The number of days between the Conversion Date and the next fixed
            Payment Date.

P(i)    =   The ith fixed payment remaining as defined in the contract

















                              Schedule 2.05(B)

                                SCHEDULE 2.05(C)

                              EARLY PAYMENT EXAMPLE

THE FOLLOWING IS AN EXAMPLE OF THE EARLY PAYMENT FEE UNDER CERTAIN CIRCUMSTANCES. THE ACTUAL EARLY PAYMENT FEE ASSOCIATED WITH ANY PARTICULAR NOTE PREPAYMENT OR FAILURE TO BORROW WILL DEPEND UPON THE SPECIFIC AMOUNT, CURRENT INTEREST RATES, AND OTHER CIRCUMSTANCES ASSOCIATED THEREWITH. IT MAY BE MORE OR LESS THAN THE AMOUNTS COMPUTED BELOW.

The prepayment calculation example on the attached table assumes that the Borrower has an outstanding Loan of $99,988 that was used to purchase 4210 shares of Common Stock @ an average price of $23.75 per share. The original loan is presumed to have been a 5 year loan made on Dec. 9, 1995. The simple interest on the Loan is approximately 7.35877% and the IRR is approximately 6.59%. The Current Payment Rate is 1.66114% (Actual/360). The prepayment date is assumed to be December 9, 1998, the third anniversary of setting the fixed rate with 8 quarterly payments remaining. For simplicity, our use of even dates for this example will cause minor differences from actual payment values arising from precise day count considerations of an actual loan. These differences would not normally be materially different from how this example is presented The rates assumed in this example were as of December 8, 1998.

The change in value of the Loan is captured by discounting the fixed flows of the Loan at the prevailing implied LIBOR forward rates. The Loan Documents break out the value into two components: the Early Payment Fee and the deferred interest. In the attached example, the value of the Loan is $18,282, which approximates the $17,092 deferred interest due. The balance of $1190 would be defined as the Early Payment Fee in this example and reflects the LIBOR forward rates on December 8, 2000 (assuming the Dec.
8, 1998 curve utilized).

COLUMN DEFINITIONS:

A.) Market Libor Swap: in this example, the market value for a 2 year interest rate swap, which represents the remaining time to maturity from the original transaction. This value changes with shape of yield curve, time to maturity, swap spreads, and liquidity conditions in the interest rate markets.

B.) Notional Amount: represents principal amount of the loan, or the number of shares purchased multiplied by the per share price.

C.) Spread: represents the spread to the standard LIBOR curve which is used for calculation purposes. Accounts for credit risk.

D.) Redeployment Swap Rate: Equals (Market Libor Swap) + (Spread). Analogous to a rate where funds can be reinvested with similar credit quality.




                             Schedule 2.05(C)-Page 1

E.) Reference Swap Rate: The interest rate that the Loan carries in each payment period. Reflects the dividend rate on the Common Stock at the weighted average purchase price, with an assumed dividend amount ($.10/share quarterly) and payment schedule for each quarter until the final quarter. Final quarter interest rate is a balloon payment allowing the bank to achieve an acceptable rate of return for a loan of this style, risk, and cost to administer. The reference swap rates give rise to a yield-to-maturity (IRR) on the loan for the entire time horizon. The IRR is separate and distinct from the simple interest rate, which is a term required by the Loan Documents that reflects the actual interest paid over the life of the loan. The simple interest rate is a flat interest rate; it equals ((sum of all Fixed Payments during life of loan)/(Notional Amount)) X ((360/(Actual Days of Loan)).

F.)      Redeployment Payment: Equals (Notional Amount)(Redeployment Swap
         Rate)(#Days in period)/360. Represents the amount of interest that would be required in each period under normal circumstances.

G.) Fixed Payment: Equals (Notional Amount)(Reference Swap Rate)(# Days in period)/360. Represents the amount of interest that is actually being paid in each period.

H.) Payment Differential: Equals (Fixed Payment) - (Redeployment Payment). Difference in interest required for each time period.

I.) PV of Differential: Equals (Payment Differential) (Discount Factor) for each period. Turns future cash flows into present value terms to evaluate current mark-to-market.

J.) Discount Factor: Factor applied to discount a future cash flow to a present value. "Zero Coupon Rates" (as defined in Section 2.05(b) of the Facility and Guaranty Agreement), will be reasonably determined by The First National Bank of Chicago, at time of breakage.








                            Schedule 2.05(C)-Page 2

THE FIRST NATIONAL BANK OF CHICAGO
Valuation Date:                      9-Dec-98
Assumed Settlement Date:            11-Dec-98
Last Payment Date:                  11-Dec-98
Notional Amount:            $99,988

                                                         Total
                            Fixed PV's    Float PV's     Breakage    % of Face
Spot Termination Cost       $18,282       $0.00          $18,282     18.284%




---------------------------------------------------------------------------------------------------------------------------
                                                (A)          (B)          (C)         (D)           (E)           (F)
---------------------------------------------------------------------------------------------------------------------------
FROM:           TO:                                                                  (A+C)                  (B*D*DAYS/360)
                                              MARKET      NOTIONAL               REDEPLOYMENT   REFERENCE    REDEPLOYMENT
                                           LIBOR SWAP      AMOUNT       SPREAD     SWAP RATE    SWAP RATE       PAYMENT
---------------------------------------------------------------------------------------------------------------------------
11-Dec-98       11-Mar-99      Thursday      4.93879%     99,987.50      0.80%     5.73879%       1.661%       1,434.52
---------------------------------------------------------------------------------------------------------------------------
11-Mar-99       11-Jun-99       Friday       4.93879%     99,987.50      0.80%     5.73879%       1.661%       1,466.40
---------------------------------------------------------------------------------------------------------------------------
11-Jun-99       11-Sep-99      Saturday      4.93879%     99,987.50      0.80%     5.73879%       1.661%       1,466.40
---------------------------------------------------------------------------------------------------------------------------
11-Sep-99       11-Dec-99      Saturday      4.93879%     99,987.50      0.80%     5.73879%       1.661%       1,450.46
---------------------------------------------------------------------------------------------------------------------------
11-Dec-99       11-Mar-00      Saturday      4.93879%     99,987.50      0.80%     5.73879%       1.661%       1,450.46
---------------------------------------------------------------------------------------------------------------------------
11-Mar-00       11-Jun-00       Sunday       4.93879%     99,987.50      0.80%     5.73879%       1.661%       1,466.40
---------------------------------------------------------------------------------------------------------------------------
11-Jun-00       11-Sep-00       Monday       4.93879%     99,987.50      0.80%     5.73879%       1.661%       1,466.40
---------------------------------------------------------------------------------------------------------------------------
11-Sep-00        8-Dec-00       Friday       4.93879%     99,987.50      0.80%     5.73879%     119.500%       1,402.64
---------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------
                                                (G)             (H)          (I)        (J)
---------------------------------------------------------------------------------------------
FROM:           TO:                       (B*E*DAYS/360)       (G-F)        (H*J)
                                               FIXED          PAYMENT       PV OF    DISCOUNT
                                              PAYMENT      DIFFERENTIAL DIFFERENTIAL  FACTOR
---------------------------------------------------------------------------------------------
11-Dec-98       11-Mar-99      Thursday       415.23        (1,019.29)   (1,006.10)  0.987060
---------------------------------------------------------------------------------------------
11-Mar-99       11-Jun-99       Friday        424.46        (1,041.94)   (1,015.92)  0.975032
---------------------------------------------------------------------------------------------
11-Jun-99       11-Sep-99      Saturday       424.46        (1,041.94)   (1,003.67)  0.963272
---------------------------------------------------------------------------------------------
11-Sep-99       11-Dec-99      Saturday       419.85        (1,030.61)     (980.89)  0.951754
---------------------------------------------------------------------------------------------
11-Dec-99       11-Mar-00      Saturday       419.85        (1,030.61)     (968.25)  0.939491
---------------------------------------------------------------------------------------------
11-Mar-00       11-Jun-00       Sunday        424.46        (1,041.94)     (966.82)  0.927906
---------------------------------------------------------------------------------------------
11-Jun-00       11-Sep-00       Monday        424.46        (1,041.94)     (954.83)  0.916403
---------------------------------------------------------------------------------------------
11-Sep-00        8-Dec-00       Friday     29,207.46        27,804.82    25,178.06   0.905529
---------------------------------------------------------------------------------------------


                     POSITIVE VALUE BELOW INDICATES AMOUNT OWED BY PARTICIPANT:
           PRESENT VALUE OF REDEPLOYMENT FIXED SWAP RATE MINUS PRESENT VALUE OF
                           REFERENCE FIXED SWAP RATE:                $18,281.59

                           DEFERRED INTEREST*                        $17,091.96

                           EARLY PAYMENT FEE**                      $  1,189.63





                            Schedule 2.05(C)-Page 3

*THE THREE YEAR ACCRUED DIFFERENCE BETWEEN INTEREST RATE (7.35877% SIMPLE
 INTEREST) MINUS CURRENT PAYMENT RATE (1.66114%)

**SIMULATION IMPLICITLY "STEPS DOWN" THE YIELD CURVE BY ASSUMING TODAY'S RATES
  PREVAILING IN THE FUTURE.

































                            Schedule 2.05(C)-Page 4